Exhibit 99.1

L. Heath Sampson Confirmed as Modivcare’s President and Chief Executive Officer

DENVER – November 1, 2022 – Modivcare Inc. (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving health outcomes, today announced that the Board of Directors has confirmed the appointment of Mr. L. Heath Sampson as the Company’s next President and Chief Executive Officer, effective immediately. The Board of Directors has also elected Mr. Sampson to serve as a member of the Board. Mr. Sampson has been serving as the Company’s Interim Chief Executive Officer since the departure of his predecessor, and he will continue to serve as the Company’s Chief Financial Officer until his successor in that capacity is identified.

“The Board has worked closely with Heath over the last two years. He is a proven leader, and we are confident he will drive results as Modivcare integrates and expands its best-in-class supportive care platform,” said Chris Shackelton, Chairman of the Modivcare Board. “With deep operating and financial experience and a strong team around him, Heath is the right executive to lead Modivcare through the next stage of its transformation. There is significant untapped value embedded in our current businesses, with the potential to better serve members in ways no other model can provide. Through operational excellence, technology utilization and care coordination, we can revolutionize how our health care system addresses social determinants of health. Under Heath’s leadership, we expect the Company to successfully execute on its strategic plan, resulting in sustainable long-term growth, compelling value creation for shareholders and, importantly, improved care and outcomes for our members.”

Mr. Sampson said, “I am grateful to the Board for the opportunity to lead this purpose-driven organization as we embark on the next phase of Modivcare’s transformation. As we continue to align our people, processes, and technology as one Modivcare, I am committed to driving the organization to new heights of performance, where we recognize that each member has a unique set of needs and their experience is our number one priority. Our supportive care platform directly addresses critical social determinants of health and positions us to meaningfully improve access to care and health outcomes. I look forward to continuing to serve the Company in my new role, supporting our team members, customers, and members who entrust us with making connections to care.”

Mr. Sampson has nearly three decades of executive leadership experience across a range of private and publicly traded companies. He joined Modivcare in February 2021 as CFO, and in his almost two years of tenure, Mr. Sampson also stepped in to lead the Mobility and Home divisions through different points of the Company’s transformation. Prior to joining Modivcare, Mr. Sampson served as Chief Executive Officer of Advanced Emissions Solutions, Inc., where he orchestrated a successful company turnaround. Prior to that, he held Chief Financial Officer roles at private equity-owned Square Two Financial and within key business units at First Data Corporation. Heath began his career in auditing and business consulting. Mr. Sampson graduated from the University of Denver with a Bachelor of Business Administration degree in Accounting and a Master of Accountancy degree.

As a reminder, Modivcare reports its third quarter 2022 earnings results before the market opens on Thursday, November 3, 2022, and will host a conference call to discuss earnings at 8:00 a.m. Eastern Time. Interested parties may also access the live webcast via the Company’s website at: https://investors.modivcare.com/events-presentations/default.aspx.

RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY	2

About Modivcare

Modivcare Inc. (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their members. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal care and remote patient monitoring. To learn more about Modivcare, please visit www.modivcare.com.

Forward-Looking Statements

Statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified using terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about the Company’s business and its industry, and are not guarantees of the Company’s future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or predict, which may cause actual events to be materially different from those expressed or implied in this release, including, but not limited to, the Company’s ability to successfully execute its leadership transition. The Company has provided additional information about the risks facing its business in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and in its more recent periodic and current reports filed also with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in the Company’s filings with the SEC, which you should read in their entirety before making an investment decision with respect to the Company’s securities. The Company undertakes no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media
Kate Zerone
Director, Ombudsman & Communications
kate.zerone@modivcare.com

Investors
Kevin Ellich
Vice President, Head of Investor Relations
kevin.ellich@modivcare.com

RESPECT • TRUST • RELIABLE • COMPASSION • SAFETY • TRANSPARENCY	3